UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 17, 2009 (July 8, 2009)

IAS Energy, Inc.
-----------------------------------------------------
(Exact name of registrant as specified in its charter)

OREGON	0-21255	91-1063549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 – 11780 HAMMERSMITH WAY
RICHMOND, BRITISH COLUMBIA V7A 5E9, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

IAS Energy, Inc. (the “Company”) is filing this Current Report on Form 8-K relating to the Company’s Current Report on Form 8-K (the “Original Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on July 14, 2009, to report that the Company has now engaged a new auditor. As disclosed in the Original Form 8-K, the Company’s former auditor, James Stafford LLP, Chartered Accountants, resigned, and the Company had not approved the appointment of a new independent auditing firm.

4.01 Changes in Registrant’s Certifying Accountant

 (b)  On July 15, 2008, the Board of Directors of the Company engaged the accounting firm of Malone & Bailey PC, Certified Public Accountants, and appointed it as the Company’s new independent registered public accounting firm, effective July 15, 2009.

During the two most recent fiscal years ended April 30, 2009 and 2008 prior to the engagement of Malone & Bailey PC, the Company did not consult with Malone & Bailey PC with regard to (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements; and further, Malone & Bailey PC have not provided written or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event (as described in Item 304(a)(1)(iv) of Regulation S-K).

The Company’s Board of Directors did not recommend a change of auditors as the Company’s former auditor resigned.

The decision to engage Malone & Bailey PC as the Company’s new principal auditors was recommended and approved by the Company's Board of Directors as of July 15, 2009.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 17, 2009                                                                           IAS Energy, Inc.

By:       /s/ James Vandeberg

James Vandeberg, Chief Operating Officer,
and Chief Financial Officer